Exhibit 10.23

SEVENTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS SEVENTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 6th day of October, 2016, by and between SILICON VALLEY BANK (“Bank”) and INFOSONICS CORPORATION, a Maryland corporation (“Borrower”).

Recitals

A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of March 27, 2014 (as the same may from time to time be further amended, modified, supplemented or restated, including without limitation by that certain First Amendment to Loan and Security Agreement dated as of December 5, 2014, that certain Second Amendment to Loan and Security Agreement dated as of May 26, 2015, that certain Third Amendment to Loan and Security Agreement dated as of August 4, 2015, that certain Fourth Amendment to Loan and Security Agreement dated as of October 26, 2015, that certain Fifth Amendment to Loan and Security Agreement dated as of May 20, 2016 and that certain Sixth Amendment to Loan and Security Agreement dated as of August 23, 2016, collectively, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 2.1.1 (Financing of Accounts).  Sections 2.1.1(a) through (c) of the Loan Agreement hereby are amended and restated in their entireties to read as follows:

“(a)Availability.

(i)Advances. Subject to the terms of this Agreement, Borrower may request that Bank finance specific Eligible Accounts.  Bank may, in its good faith business discretion finance such Eligible Accounts by extending credit to Borrower in an amount equal to the result of the Advance Rate multiplied by the face amount of the Eligible Account (individually, an “Advance” and collectively, the “Advances”).  Bank may, in its sole discretion, change the percentage of the Advance Rate for a particular Eligible Account on a case by case basis.  When Bank makes an Advance other than a

Peso Advance (as defined in Section 2.1.1(a)(ii), below), the Eligible Account becomes a “Financed Receivable”.

(ii)Peso Advance Sublimit. Subject to the terms of this Agreement and availability under the Facility Amount (as defined in Section 2.1.1(b), below),  Borrower may request that Bank extend credit to Borrower, and Bank may, in its good faith business discretion, extend such credit to Borrower up to the amount equal to the lesser of (i) seventy percent (70%) (the “Peso Advance Rate”) of the Dollar equivalent of the aggregate value of Mexican Pesos maintained in Borrower’s multicurrency account numbered XXXXXXX323 held at Bank, and (ii) the Peso Advance Sublimit (each such credit extension, a “Peso Advance” and collectively, the “Peso Advances”); provided that (i) the Peso Advances shall be deemed to constitute “Advances” for purposes of calculating availability under the Facility Amount and otherwise under this Agreement, unless specifically stated otherwise and (ii) Bank, in its sole discretion, shall determine the Peso Advance Rate and applicable exchange rate with respect to the Peso Advances on a weekly basis, or more frequently as determined by Bank.

    (b)Maximum Advances.  The aggregate amount of Advances (inclusive of Peso Advances) outstanding at any time may not exceed Three Million Dollars ($3,000,000) (the “Facility Amount”).

    (c)Borrowing Procedure.

(i)Advances.   With respect to Advances other than Peso Advances, Borrower will deliver an Invoice Transmittal for each Eligible Account it offers.  Bank may rely on information set forth in or provided with the Invoice Transmittal.  In addition, upon Bank’s request, Borrower shall deliver to Bank any contracts, purchase orders, or other underlying supporting documentation with respect to such Eligible Account.

(ii)Peso Advances.  With respect to Peso Advances, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the requested Funding Date of the Peso Advance.  Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee.  Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee.  Bank shall credit Peso Advances to the Designated Deposit Account.  Bank may make Peso Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Peso Advances are necessary to meet Obligations which have become due.”

2.2Section 2.1.1 (Financing of Accounts).  Section 2.1.1(h) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(h)Suspension of Advances.  Borrower’s ability to request that Bank finance Eligible Accounts or extend Peso Advances hereunder will terminate if, in Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the Effective Date.”

2.3Section 2.5 (Finance Charges).  Section 2.5 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“2.5Finance Charges.  In computing Finance Charges on the Obligations (other than with respect to the Peso Advances) under this Agreement, all Collections received by Bank shall be deemed applied by Bank on account of the Obligations (other than with respect to the Peso Advances) on the same Business Day as receipt of the Collections.  Borrower will pay a finance charge (the “Finance Charge”) on the Financed Receivable Balance which is equal to the Applicable Rate divided by three hundred sixty (360) multiplied by the number of days each such Financed Receivable is outstanding multiplied by the outstanding Financed Receivable Balance.  The Finance Charge is payable when the Advance made based on such Financed Receivable is repaid in accordance with Section 2.11 of this Agreement.  Immediately upon the occurrence of an Event of Default, the Applicable Rate will increase an additional five percent (5.00%) per annum.”

2.4Section 2.5.1 (Interest Rate for Peso Advances).  New Section 2.5.1 hereby is added to the Loan Agreement as follows:

“2.5.1Interest Rate for Peso Advances.

(a)Interest Rate.  Subject to Section 2.5.1(b), the principal amount outstanding with respect to Peso Advances shall accrue interest at a floating per annum rate equal to the Prime Rate.

(b)Default Rate.  Immediately upon the occurrence and during the continuance of an Event of Default, the Peso Advances shall bear interest at a rate per annum which is five percentage points (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”).  Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations.  Payment or acceptance of the increased interest rate provided in this Section 2.5.1(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(c)Adjustment to Interest Rate.  Changes to the interest rate of any Peso Advance based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.”

2.5Section 2.11 (Repayment of Obligations; Adjustments).  Section 2.11 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“2.11Repayment.

(a)  Advances.With respect to Advances other than Peso Advances, Borrower will repay each Advance on the earliest of:  (a)  the date on which payment is received of the Financed Receivable with respect to which the Advance was made, (b) the date on which the Financed Receivable is no longer an Eligible Account, (c) the date on which any Adjustment is asserted to the Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable otherwise remains an Eligible Account), (d) the date on which there is a breach of any representation or warranty in Section 5.3 of this Agreement or of any covenant in the Loan Documents, or (e) the Account Advance Maturity Date (including any early termination).  Each payment will also include all accrued Finance Charges with respect to such Advance and all other amounts then due and payable hereunder.

(b)   Peso Advances.    With respect to Peso Advances, Borrower will

repay each Peso Advance on the earliest of:  (a) the date ninety (90) days after the Funding Date of such Peso Advance, (b) the date on which there is a breach of any covenant in the Loan Documents, or (c) the Account Advance Maturity Date (including any early termination).  Each payment will also include all accrued interest with respect to such Peso Advance and all other amounts then due and payable hereunder.”

2.6Section 13 (Definitions).  The following definitions set forth in Section 13.1 of the Loan Agreement hereby are added, or amended and restated, as follows:

“Payment/Advance Form” is that certain form attached hereto as Exhibit D.

“Peso Advance” or “Peso Advances” is defined in Section 2.1.1(a).

“Peso Advance Rate” is defined in Section 2.1.1(a).

“Peso Advance Sublimit” means an aggregate amount equal to Two Million Dollars ($2,000,000).

2.7New Exhibit D hereby is added to the Loan Agreement in form attached hereto as Exhibit D.

3.Limitation of Amendments.

3.1The amendment set forth in Section 2, above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) the due execution and delivery to Bank of updated Borrowing Resolutions of Borrower and (c) Borrower’s payment of all Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts with Bank.

[Balance of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK SILICON VALLEY BANK By: /s/ Kadie Sobel Name:Kadie Sobel Title:Director	BORROWER INFOSONICS CORPORATION By: /s/ Vernon A. LoForti Name:Vernon A. LoForti Title:Vice President, CFO and Secretary

[Signature Page to Seventh Amendment to Loan and Security Agreement]

EXHIBIT D – LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS NOON PACIFIC TIME*

Fax To:  Date: _____________________

LOAN PAYMENT: InfoSonics Corporation From Account # To Account # (Deposit Account #)(Loan Account #) Principal $ and/or Interest $ Authorized Signature: Phone Number: Print Name/Title:

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #                                                                To Account #

(Loan Account #)(Deposit Account #)

Amount of Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:                                                       Phone Number:

Print Name/Title:

OUTGOING WIRE REQUEST:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, Pacific Time

Beneficiary Name:                                                            Amount of Wire: $

Beneficiary Bank:                                                             Account Number:

City and State:

Beneficiary Bank Transit (ABA) #:                                 Beneficiary Bank Code (Swift, Sort, Chip, etc.):

(For International Wire Only)

Intermediary Bank:                                                           Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:                                                       2nd Signature (if required):

Print Name/Title:                                                              Print Name/Title:

Telephone #:                                                                      Telephone #:

* Unless otherwise provided for an Advance bearing interest at LIBOR.

BORROWING RESOLUTIONS

CORPORATE BORROWING certificatE

Borrower:  InfoSonics CorporationDate:  October 6, 2016

Bank:Silicon Valley Bank

I hereby certify as follows, as of the date set forth above:

1.I am the Secretary, Assistant Secretary or other officer of Borrower.   My title is as set forth below.

2.Borrower’s exact legal name is set forth above.  Borrower is a corporation existing under the laws of the State of Maryland.

3.Attached hereto are true, correct and complete copies of Borrower’s Articles/Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth above.  Such Articles/Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action).  Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Silicon Valley Bank (“Bank”) may rely on them until Bank receives written notice of revocation from Borrower.

Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
Vernon A. LoForti	VP, CFO and Secretary	/s/ Vernon A. LoForti	☒
Joseph Ram	President & CEO	/s/ Joseph Ram	☒
☐
☐

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

Resolved Further, that such individuals may, on behalf of Borrower:

Borrow Money.  Borrow money from Bank.

Execute Loan Documents.  Execute any loan documents Bank requires.

Grant Security.  Grant Bank a security interest in any of Borrower’s assets.

Negotiate Items.  Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Apply for Letters of Credit.  Apply for letters of credit from Bank.

Enter Derivative Transactions.  Execute spot or forward foreign exchange contracts, interest rate swap agreements, or other derivative transactions.

Further Acts.  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effect these resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.The persons listed above are Borrower's officers or employees with their titles and signatures shown next to their names.

By:        /s/ Vernon A. LoForti

Name:  Vernon A. LoForti

Title:  Vice President, CFO and Secretary

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the President and CEO of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By:      /s/ Joseph Ram

Name:  Joseph Ram

Title:  President and CEO